Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Thorium Power, Ltd. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Thorium Power, Ltd. for the three months ended September 30, 2008.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Thorium Power, Ltd. as of September 30, 2008.

This Certification is executed as of November 13, 2008.

By: /s/ Seth Grae
Name: Seth Grae
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ James Guerra
Name: James Guerra
Title: Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Thorium Power, Ltd. and will be retained by Thorium Power and furnished to the Securities and Exchange Commission or its staff upon request.